UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

ALPINE SUMMIT ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-41510	98-1623755
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3322 West End Ave.
Suite 450
 Nashville, Tennessee, United States 37203
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (346) 264-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Subordinate Voting Shares, without par value	ALPS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 1, 2023, Alpine Summit Energy Partners, Inc. (the "Company") announced, in accordance with its current monthly dividend policy, that the Board of Directors of the Company (the "Board") declared a dividend of US$0.0315 per subordinate voting share for the month of February 2023. Simultaneously with declaring the dividend on the subordinate voting shares, the Board also declared a dividend on the Company's multiple voting shares equal to US$3.15 per share and a dividend on the Company's proportionate voting shares equal to US$0.0315 per share. The dividends are payable on February 28, 2023, to the shareholders of record at the close of business on February 14, 2023.

A copy of the news release announcing the declaration of the dividends is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	News Release, dated February 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE SUMMIT ENERGY PARTNERS, INC.

February 1, 2023	By:	/s/ Darren Moulds
	Name:	Darren Moulds
	Title:	Chief Financial Officer